UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

DST Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-14036	43-1581814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West 11th Street,

Kansas City, Missouri,

64105

(Address of principal executive offices, including zip code)

(816) 435-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Merger Agreement

On July 19, 2011, DST Systems, Inc., a Delaware corporation (“DST”) entered into a merger agreement (“Merger Agreement”) with ALPS Holdings, Inc., a Delaware corporation (“ALPS”), Kettle Holdings, Inc., a newly formed Delaware corporation and wholly owned subsidiary of DST (“Merger Sub”), and LM ALPS SR LLC, as representative on behalf of  ALPS’s stockholders and participating optionholders, to acquire ALPS for approximately $250 million, subject to adjustment.  The Merger Agreement has been approved by the boards of directors of DST and ALPS.  As of July 19, 2011, ALPS received the requisite approval of its stockholders to consummate the Merger.

Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into ALPS (the “Merger”), with ALPS continuing after the Merger as the surviving corporation and a wholly owned subsidiary of DST.  The Merger Agreement includes customary representations, warranties and covenants by the parties. Consummation of the Merger is subject to customary conditions for transactions of this type, including, among other things: (i) the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any applicable foreign statutes and regulations, (ii) the accuracy of representations and warranties made by ALPS in the Merger Agreement, (iii) the material performance by ALPS of its obligations under the Merger Agreement and (iv) the absence of a material adverse effect on ALPS.  The purchase price is subject to customary adjustments, including a working capital adjustment and a revenue run-rate adjustment.  The Merger Agreement is subject to termination by either party for various reasons, including their mutual written consent and the failure of the Merger to be consummated on or before December 31, 2011.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.

The representations and warranties of ALPS in the Merger Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of DST and Merger Sub.  The Merger Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about ALPS, DST or their respective subsidiaries. The representations and warranties made by ALPS in the Merger Agreement may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and other third parties.  Accordingly, investors, security holders and other third parties should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 7.01  Regulation FD Disclosure.

On July 19, 2011, DST issued a press release relating to the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements.  All statements included in this Current Report on Form 8-K concerning activities, events or developments that DST expects, believes or anticipates will or may occur in the future are forward-looking statements.  Actual results could differ materially from the results discussed in the forward-looking statements.

Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the Merger will not close because of a failure to satisfy one or more of the closing conditions and that ALPS’s business will have been adversely impacted during the pendency of the consummation of the Merger.  Additional information on these and other risks, uncertainties and factors is included in DST’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the U.S. Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

2.1

Merger Agreement, dated as of July 19, 2011, by and among DST Systems, Inc., Kettle Holdings, Inc., ALPS Holdings, Inc. and LM ALPS SR LLC, on behalf of the Company Stockholders and Participating Optionholders

99.1	Press Release dated July 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 21, 2011	DST Systems, Inc.

	By:	/s/ Kenneth V. Hager
	Name:	Kenneth V. Hager
	Title:	Vice President, CFO and Treasurer